Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Christine Akinc (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Pharmaceuticals Reports Third Quarter 2025 Financial Results and Highlights Recent Period Progress

− Generated Q3 2025 Total Net Product Revenues of $851 Million (103% Growth Compared with Q3 2024), Driven Primarily by Total TTR Revenues of $724 Million (135% Growth Compared with Q3 2024) –

− Continued Broad Access and Balanced Utilization of AMVUTTRA Across All ATTR-CM Patient Segments –

− Presented New Data from the HELIOS-B Phase 3 Study at Major Congresses Demonstrating Vutrisiran's Long-Term Cardiovascular Benefit and Lower Rates of Gastrointestinal Events in ATTR-CM –

− Advanced Multiple Pipeline Programs, Including Two New Phase 3 Trials, ZENITH for Zilebesiran in Hypertension, and TRITON-PN for Nucresiran in hATTR-PN –

− Raises 2025 Guidance for TTR Franchise Net Revenues to $2,475 Million to $2,525 Million; Total Net Product Revenues to $2,950 Million to $3,050 Million, Representing a $275 Million / 10% Increase at Midpoint –

CAMBRIDGE, Mass., October 30, 2025 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the third quarter ended September 30, 2025 and reviewed recent business highlights.

“Alnylam’s impressive third quarter financial results underscore our ability to consistently deliver innovative medicines to patients around the world,” said Yvonne Greenstreet, M.D., Chief Executive Officer of Alnylam. “While only in our second full quarter of the AMVUTTRA ATTR-CM launch, the TTR franchise saw remarkable year-over-year growth. AMVUTTRA’s robust clinical profile, convenient quarterly administration, and broad payer coverage all continue to drive this encouraging pace of uptake and further position Alnylam as a leader in TTR. Based on the ATTR-CM launch trajectory, we are again raising our guidance and expect total net product revenues of $2.95 billion to $3.05 billion for 2025.”

Dr. Greenstreet continued, “In addition to our commercial success, we also made significant progress advancing late-, mid-, and early-stage programs across our high-value pipeline of RNAi therapeutics. In the third quarter, we advanced two new Phase 3 trials, having started the ZENITH study for zilebesiran in hypertension, and the TRITON-PN study for nucresiran in hATTR-PN now initiating, as well as earlier stage trials in bleeding and neurologic disorders. As we near the end of our Alnylam P5x25 era, we couldn’t be more excited by the progress we’ve made establishing Alnylam as a top-tier profitable biotech company delivering transformational innovation to patients, and building a strong foundation for our next phase of growth.”

Third Quarter 2025 and Recent Significant Business Highlights

Total TTR: AMVUTTRA® (vutrisiran) & ONPATTRO® (patisiran)

•Achieved global net product revenues for AMVUTTRA and ONPATTRO for the third quarter of $685 million and $39 million, respectively, representing $724 million in total TTR net product revenues and 135% total TTR growth compared to Q3 2024.

•ATTR-CM patient demand for AMVUTTRA approximately doubled in the third quarter compared to the second quarter of 2025, demonstrating sustained growth momentum.
◦Observed broad uptake, including first-line use in new-to-treatment patients, as well as continued adoption among patients progressing on stabilizers.
◦Broad utilization enabled by patient access, with the majority of patients paying $0 in out-of-pocket costs.

•Presented new analyses from the HELIOS-B Phase 3 trial of vutrisiran in patients with ATTR-CM.
◦Vutrisiran reduced the risk of composite of all-cause mortality or first cardiovascular event by 37% in the overall population and 42% in the monotherapy group, compared to placebo, through up to 48 months, including 12 months from the open-label extension (OLE) period (European Society of Cardiology Congress 2025).
◦Treatment with vutrisiran was associated with a lower rate of GI adverse events across the overall, vutrisiran monotherapy, and baseline tafamidis treatment groups, compared to placebo, a trend that was consistent in patients with both the wild-type and hereditary forms of the disease (Heart Failure Society of America Annual Scientific Meeting 2025).

•The Company announced today that initiation is underway in the TRITON-PN Phase 3 trial of nucresiran in patients with hATTR-PN.
◦TRITON-PN is an open-label Phase 3 trial of nucresiran dosed subcutaneously every six months. Patients are randomized 4:1 to nucresiran or a vutrisiran reference arm. The primary endpoint is the change from baseline in mNIS+7 at Month 9 in the nucresiran arm as compared to placebo-treated patients from the APOLLO Phase 3 trial of patisiran.
◦Topline results are expected in 2028.

Total Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)

•Achieved global net product revenues for GIVLAARI and OXLUMO for the third quarter of $74 million and $53 million, respectively, representing $127 million in total Rare net product revenue and 14% total Rare growth compared to Q3 2024.

Other Highlights

•Reported results from the Phase 2 KARDIA-3 trial and initiated the ZENITH Phase 3 cardiovascular outcomes trial of zilebesiran, an investigational RNAi therapeutic, in patients with hypertension.
◦KARDIA-3 trial results were presented at the European Society of Cardiology Congress and demonstrated clinically significant blood pressure lowering sustained out to six months with a single 300 mg dose in patients at high CV risk or with established CV disease on two or more antihypertensives, and informed the design of the ZENITH Phase 3 trial.
◦Alnylam and partner Roche plan to enroll approximately 11,000 patients in 35 countries in the ZENITH Phase 3 trial to evaluate zilebesiran (300 mg) administered every six months compared to placebo in patients with uncontrolled hypertension with either established CV disease or at high risk for CV disease despite the use of at least two or more antihypertensives.
◦The primary objective will be to assess the impact of zilebesiran on reducing the risk of CV death, nonfatal myocardial infarction, nonfatal stroke, or heart failure events, compared to placebo.

•Initiated a Phase 2 trial of ALN-6400, an investigational RNAi therapeutic targeting plasminogen for bleeding disorders, in patients with hereditary hemorrhagic telangiectasia (HHT).

•Initiated a Phase 1 trial of ALN-5288, an investigational RNAi therapeutic targeting microtubule-associated protein tau (MAPT) for Alzheimer's disease and rare tauopathies.

•Alnylam’s partner, Regeneron Pharmaceuticals, Inc., announced positive results from the Phase 3 NIMBLE trial of cemdisiran, an investigational RNAi therapeutic, in generalized myasthenia gravis. Cemdisiran monotherapy, dosed subcutaneously every three months, met the primary and key secondary endpoints, showing a 2.3-point placebo-adjusted improvement in the Myasthenia Gravis Activities of Daily Living total score. Regeneron is planning a U.S. regulatory submission for cemdisiran monotherapy in the first quarter of 2026, pending discussions with the FDA.

Additional Business Updates

•Appointed Bryan Supran as Executive Vice President, Chief Legal Officer and Secretary.
•Issued $661 million in 0.00% convertible senior notes due 2028, with proceeds primarily used to partially repurchase Alnylam's 1.00% convertible senior notes due 2027.
•Entered into a $500 million revolving credit facility providing flexible access to funds for general corporate purposes.
•Received a subpoena from the U.S. Attorney's Office for the District of Massachusetts seeking documents pertaining to our government price reporting for AMVUTTRA, ONPATTRO, OXLUMO and GIVLAARI, including certain fee and discount arrangements with distributors.

Key Upcoming Events

Alnylam announces today that it will present new results from the HELIOS-B Phase 3 trial on the impact of vutrisiran on cardiac MRI in patients with ATTR-CM at the American Heart Association Scientific Sessions 2025, being held November 7-10, 2025 in New Orleans.

In the fourth quarter of 2025, Alnylam expects to:
•Initiate a Phase 2 trial of mivelsiran in patients with Alzheimer’s disease.

Financial Results for the Quarter Ended September 30, 2025

	Three Months Ended September 30,		% Change
(In thousands, except per share amounts and percentages)	2025	2024
Total revenues	$1,249,026	$500,919	149%
GAAP Income (loss) from operations	$367,982	$(76,905)	*
Non-GAAP Income (loss) from operations	$476,193	$(31,101)	*
GAAP Net income (loss)	$251,084	$(111,570)	*
Non-GAAP Net income (loss)	$396,180	$(64,199)	*
GAAP Net income (loss) per common share — basic	$1.91	$(0.87)	*
GAAP Net income (loss) per common share — diluted	$1.84	$(0.87)	*
Non-GAAP Net income (loss) per common share — basic	$3.01	$(0.50)	*
Non-GAAP Net income (loss) per common share — diluted	$2.90	$(0.50)	*
* Not meaningful
For an explanation of our use of non-GAAP financial measures, refer to the “Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, see the tables at the end of this press release.

Revenue Summary

	Three Months Ended September 30,		% Change	% Change at CER**
(In thousands, except percentages)	2025	2024
Net product revenues:
AMVUTTRA	$685,303	$258,590	165%	162%
ONPATTRO	39,075	50,293	(22)%	(25)%
Total TTR net product revenues	724,378	308,883	135%	131%
GIVLAARI	73,874	71,043	4%	2%
OXLUMO	52,830	40,220	31%	27%
Total Rare net product revenues	126,704	111,263	14%	11%
Total net product revenues	851,082	420,146	103%	99%
Net revenues from collaborations:
Roche	326,604	16,289	*	*
Regeneron Pharmaceuticals	22,542	37,948	(41)%	(41)%
Novartis AG	—	2,936	(100)%	(100)%
Other	2,596	214	*	*
Total net revenues from collaborations	351,742	57,387	*	*
Royalty revenue	46,202	23,386	98%	98%
Total revenues	$1,249,026	$500,919	149%	147%
* Indicates the percentage change period over period is greater than 500%
** Change at constant exchange rates, or CER, represents growth calculated as if exchange rates had remained unchanged from those used during the three months ended September 30, 2024. CER is a non-GAAP financial measure.

Total Net Product Revenues
•Total net product revenues increased 103% and 99% at actual currency and CER, respectively, during the three months ended September 30, 2025, as compared to the same period in 2024, primarily due to growth from AMVUTTRA driven by increased patient demand, mainly in patients with ATTR amyloidosis with cardiomyopathy in the U.S., which was partially offset by a decrease in ONPATTRO due to patient switches to AMVUTTRA, and due to growth from an increased number of patients on GIVLAARI and OXLUMO.
Net Revenues from Collaborations
•Net revenues from collaborations increased during the three months ended September 30, 2025, as compared to the same period in 2024, primarily driven by recognition of $300 million of milestone revenue under our collaboration with Roche in September 2025 associated with the dosing of the first patient in the ZENITH Phase 3 clinical trial of zilebesiran.

Royalty Revenue
•Royalty revenue increased during the three months ended September 30, 2025, as compared to the same period in 2024, due to increased volume and rate of royalties earned from global net sales of Leqvio by our collaborator, Novartis.
Operating Expense Summary

	Three Months Ended September 30,		% Change
(In thousands, except percentages)	2025	2024
Cost of goods sold	$197,231	$81,980	141%
% of net product revenues	23.2%	19.5%
Cost of collaborations and royalties	$2,923	$3,925	(26)%
GAAP Research and development expenses	$358,814	$270,926	32%
Non-GAAP Research and development expenses	$310,089	$251,132	23%
GAAP Selling, general and administrative expenses	$322,076	$220,993	46%
Non-GAAP Selling, general and administrative expenses	$262,590	$194,983	35%
Cost of Goods Sold
•Cost of goods sold, including cost of goods sold as a percentage of net product revenues, increased during the three months ended September 30, 2025, as compared to the same period in 2024, primarily as a result of increased sales of AMVUTTRA and an associated increase in royalties payable on net sales of AMVUTTRA.
Research & Development (R&D) Expenses
•GAAP and non-GAAP R&D expenses for the three months ended September 30, 2025 increased as compared to the same period in 2024, primarily due to increased clinical trial expenses for the ZENITH Phase 3 trial of zilebesiran and the TRITON-CM Phase 3 trial of nucresiran in patients with ATTR amyloidosis with cardiomyopathy. Additionally, GAAP R&D expenses increased due to higher stock-based compensation expenses.
Selling, General & Administrative (SG&A) Expenses
•GAAP and non-GAAP SG&A expenses for the three months ended September 30, 2025 increased as compared to the same period in 2024, primarily due to higher employee compensation costs, including stock-based compensation, mainly driven by higher headcount, and increased marketing investment associated with the AMVUTTRA launch in ATTR amyloidosis with cardiomyopathy. Additionally, GAAP SG&A expenses increased due to higher stock-based compensation expenses.
Other Financial Highlights
Interest expense
•Interest expense for the three months ended September 30, 2025 of $44 million included interest of $41 million attributed to the liability related to the sale of future Leqvio royalties.
Total other expense, net
•Total other expense, net for the three months ended September 30, 2025 of $129 million included a charge associated with the change in fair value of the development derivative liability of $65 million primarily driven by updates to estimated royalties due to Blackstone on net sales of AMVUTTRA and a loss related to convertible debt of $39 million, representing an inducement expense on the partial repurchase of the 1.00% convertible senior notes due 2027.
Benefit from income taxes
•During the three months ended September 30, 2025, we recorded a benefit from income taxes of $12 million primarily related to a reduction in the pre-tax loss in the U.S., partially offset by utilization of deferred tax assets due to income generated in Switzerland. We will utilize deferred tax assets in Switzerland to offset current cash tax liabilities and will continue to maintain a full valuation allowance against our net deferred tax assets in the U.S. and certain deferred tax assets in Switzerland.
Financial position
•Cash, cash equivalents and marketable securities were $2.7 billion as of September 30, 2025, as compared to $2.9 billion as of June 30, 2025, with the decrease primarily driven by the partial repurchase of the 1.00% convertible senior notes due 2027, offset in part by net proceeds from the issuance of 0.00% convertible senior notes due 2028 and net cash inflows from operating activities.
•Net cash provided by operating activities for the three months ended September 30, 2025 included $19 million of payments associated with the liability related to the sale of future Leqvio royalties recorded to interest expense, as well as $3 million of accrued interest paid upon the partial repurchase of the 1.00% convertible senior notes due 2027.
•Net cash used in financing activities for the three months ended September 30, 2025 included:
◦$1.1 billion paid to repurchase $638 million of the aggregate principal amount of the 1.00% convertible senior notes due 2027,
◦$35 million paid for the premiums of the capped call transactions entered into in connection with the pricing of the 0.00% convertible senior notes due 2028,
◦$32 million of payments to Blackstone associated with achieved development and regulatory approval milestones for the development derivative liability, as well as royalties on net sales of AMVUTTRA, and
◦$2 million of issuance costs paid for a $500 million revolving line of credit, including a $150 million sublimit for issuance of letters of credit.
Partially offset by:
◦$646 million of net proceeds from issuance of 0.00% convertible senior notes due 2028, and
◦$78 million of proceeds from exercise of employee stock options.
A reconciliation of our GAAP to non-GAAP financial results is included in the tables at the end of this press release.

2025 Financial Guidance
Full-year 2025 financial guidance is updated and consists of the following:

Item	Prior FY 2025 Guidance	Updated FY 2025 Guidance
Total TTR net product revenues (PN & CM) (AMVUTTRA, ONPATTRO)[1]	$2,175 million - $2,275 million	$2,475 million - $2,525 million
Total Rare net product revenues (GIVLAARI, OXLUMO)	$475 million - $525 million	Reiterate FY guidance
Total net product revenues	$2,650 million - $2,800 million	$2,950 million - $3,050 million
Net product revenues growth vs. 2024 at currency exchange rates as of September 30, 2025[1]	61% to 70%	79% to 85%
Net product revenues growth vs. 2024 at constant exchange rates[2]	59% to 68%	78% to 84%
Net revenues from collaborations and royalties	$650 million - $750 million	Reiterate FY guidance
GAAP R&D and SG&A expenses	$2,445 million - $2,575 million	$2,495 million - $2,575 million
Non-GAAP R&D and SG&A expenses[3]	$2,100 million - $2,200 million	$2,150 million - $2,200 million
Non-GAAP Operating income[3]	Achieve profitability	Reiterate FY guidance

[1] Full-year 2025 guidance utilizing currency exchange rates as of September 30, 2025: 1 EUR = 1.17 USD and 1 USD = 148 JPY
[2]Representing growth calculated as if the exchange rates had remained unchanged from those used in 2024, which is a non-GAAP financial measure
[3]Excludes $345 million - $375 million of stock-based compensation expense in both the prior and the updated FY 2025 guidance

Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including expenses adjusted to exclude certain non-cash expenses and non-recurring gains or losses outside the ordinary course of the Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.
The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expenses, loss related to convertible debt, and realized and unrealized gains or losses on marketable equity securities. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the loss related to convertible debt because the Company believes the item is a non-recurring transaction outside the ordinary course of the Company’s business. The Company has excluded the impact of the realized and unrealized gains or losses on marketable equity securities because the Company does not believe these adjustments accurately reflect the performance of the Company’s ongoing operations for the period in which such gains or losses are reported, as their sole purpose is to adjust amounts on the balance sheet.
Percentage changes in revenue growth at CER are presented excluding the impact of changes in foreign currency exchange rates for investors to understand the underlying business performance. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.
The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between GAAP and non-GAAP measures is provided later in this press release.

Conference Call Information

Management will provide an update on the Company and discuss third quarter 2025 results as well as expectations for the future via conference call on Thursday, October 30, 2025 at 8:30 am ET. A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About AMVUTTRA® (vutrisiran)
AMVUTTRA® (vutrisiran) is an RNAi therapeutic that delivers rapid knockdown of transthyretin (TTR), addressing the underlying cause of transthyretin (ATTR) amyloidosis. Administered quarterly via subcutaneous injection by a healthcare professional, AMVUTTRA is approved and marketed in more than 15 countries for the treatment of the polyneuropathy of hereditary transthyretin-mediated amyloidosis (hATTR-PN) in adults and is approved in the U.S., Brazil, the European Union, the United Kingdom, and Japan for the treatment of the cardiomyopathy of wild-type or hereditary transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular mortality, cardiovascular hospitalizations and urgent heart failure visits. For more information about AMVUTTRA, including the full U.S. Prescribing Information, visit AMVUTTRA.com.

About ONPATTRO® (patisiran)
ONPATTRO is an RNAi therapeutic that is approved in the United States and Canada for the treatment of adults with hATTR amyloidosis with polyneuropathy. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby reducing the production of TTR protein before it is made. Reducing the pathogenic protein leads to a reduction in amyloid deposits in tissues. For more information about ONPATTRO, including full Prescribing Information, visit ONPATTRO.com.

About GIVLAARI® (givosiran)
GIVLAARI (givosiran) is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) approved in the United States and Brazil for the treatment of adults with acute hepatic porphyria (AHP). GIVLAARI is also approved in the European Union for the treatment of AHP in adults and adolescents aged 12 years and older. In the pivotal trial, GIVLAARI was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of ALAS1 messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, including the full U.S. Prescribing Information, visit GIVLAARI.com.

About OXLUMO® (lumasiran)
OXLUMO (lumasiran) is an RNAi therapeutic targeting hydroxyacid oxidase 1 (HAO1). HAO1 encodes glycolate oxidase (GO). Thus, by silencing HAO1 and depleting the GO enzyme, OXLUMO inhibits production of oxalate – the metabolite that directly contributes to the pathophysiology of PH1. OXLUMO utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate technology, which enables subcutaneous dosing with increased potency and durability and a wide therapeutic index. OXLUMO has received regulatory approvals from the U.S. Food and Drug Administration (FDA) for the treatment of primary hyperoxaluria type 1 (PH1) to lower urinary and plasma oxalate levels in pediatric and adult patients and from the European Medicines Agency (EMA) for the treatment of PH1 in all age groups. In the pivotal ILLUMINATE-A trial, OXLUMO was shown to significantly reduce levels of urinary oxalate relative to placebo, with the majority of patients reaching normal or near-normal levels. In the ILLUMINATE-B pediatric Phase 3 trial, OXLUMO demonstrated an efficacy and safety profile consistent to that observed in ILLUMINATE-A. In the ILLUMINATE-C trial, OXLUMO resulted in substantial reductions in plasma oxalate in patients with advanced PH1. Across all three studies, injection site reactions (ISRs) were the most common drug-related adverse reaction. OXLUMO is administered via subcutaneous injection once monthly for three months, then once quarterly beginning one month after the last loading dose at a dose based on actual body weight. For patients who weigh less than 10 kg, ongoing dosing remains monthly. OXLUMO should be administered by a healthcare professional. For more information about OXLUMO, including the full U.S. Prescribing Information, visit OXLUMO.com.

About LNP Technology
Alnylam has licenses to Arbutus Biopharma lipid nanoparticle (LNP) intellectual property for use in RNAi therapeutic products using LNP technology.

About RNAi
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals
Alnylam (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products include AMVUTTRA® (vutrisiran), ONPATTRO® (patisiran), GIVLAARI® (givosiran), and OXLUMO® (lumasiran), which are being developed and commercialized by Alnylam, and Leqvio® (inclisiran) and Qfitlia™ (fitusiran), which are being developed and commercialized by Alnylam’s partners, Novartis and Sanofi, respectively. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on X (formerly Twitter) at @Alnylam, or on LinkedIn, Facebook, or Instagram.

Alnylam Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding Alnylam’s ability to quickly deliver and enable commercial access to medicines for patients and to continue to advance its pipeline of RNAi therapeutics; the success of Alnylam’s commercial launch of AMVUTTRA for ATTR-CM in the U.S. and other territories, including the demand for AMVUTTRA and the effectiveness of Alnylam’s patient access efforts; the timing of commencement of Alnylam’s clinical trials, including TRITON-PN, the cardiovascular outcomes trial of zilebesiran, and a Phase 2 study of mivelsiran in Alzheimer’s disease; Alnylam’s ability to deliver on its Alnylam P5x25 goals and to achieve sustainable profitability and become a top-tier biotech company delivering transformational innovation to patients; and Alnylam’s projected commercial and financial performance, including the updated expected range, for 2025, of TTR net product revenues, Rare net product revenues, total net product revenues, and net revenues from collaborations and royalties, and the expected range of aggregate annual GAAP and non-GAAP R&D and SG&A expenses and non-GAAP operating income for 2025, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to: Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates, including zilebesiran, nucresiran and mivelsiran; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, including vutrisiran, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, and Regeneron; the outcome of litigation; the risk of future government investigations; and unexpected expenditures; as well as those risks and uncertainties more fully discussed in the “Risk Factors” filed with Alnylam’s 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

This release discusses investigational RNAi therapeutics and uses of previously approved RNAi therapeutics in development and is not intended to convey conclusions about efficacy or safety as to those investigational therapeutics or uses. There is no guarantee that any investigational therapeutics or expanded uses of commercial products will successfully complete clinical development or gain health authority approval.

ALNYLAM PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2025	December 31, 2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$1,490,249	$966,428
Marketable debt securities	1,234,375	1,719,920
Marketable equity securities	—	8,156
Accounts receivable, net	964,768	405,308
Inventory	75,383	78,509
Prepaid expenses and other current assets	188,036	116,964
Total current assets	3,952,811	3,295,285
Property, plant and equipment, net	501,754	502,784
Operating lease right-of-use assets	191,390	191,148
Deferred tax assets	98,558	116,863
Restricted investments	51,314	68,593
Other assets	55,835	65,310
Total assets	$4,851,662	$4,239,983
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$117,591	$88,415
Accrued expenses	1,153,648	793,692
Operating lease liabilities	44,755	41,886
Deferred revenue	2,541	55,481
Liability related to the sale of future royalties	115,691	113,018
Development derivative liability	121,251	93,780
Total current liabilities	1,555,477	1,186,272
Operating lease liabilities, net of current portion	223,421	229,541
Convertible debt	1,040,276	1,024,621
Liability related to the sale of future royalties, net of current portion	1,349,166	1,334,353
Development derivative liability, net of current portion	439,659	393,139
Other liabilities	9,769	4,969
Total liabilities	4,617,768	4,172,895
Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000 shares authorized and no shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value per share, 250,000 shares authorized; 131,791 shares issued and outstanding as of September 30, 2025; 129,294 shares issued and outstanding as of December 31, 2024	1,318	1,293
Additional paid-in capital	7,414,771	7,388,061
Accumulated other comprehensive loss	(21,775)	(34,518)
Accumulated deficit	(7,160,420)	(7,287,748)
Total stockholders' equity	233,894	67,088
Total liabilities and stockholders' equity	$4,851,662	$4,239,983

ALNYLAM PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Statements of Operations
Revenues:
Net product revenues	$851,082	$420,146	$1,991,832	$1,195,397
Net revenues from collaborations	351,742	57,387	512,423	403,273
Royalty revenue	46,202	23,386	112,649	56,407
Total revenues	1,249,026	500,919	2,616,904	1,655,077
Operating costs and expenses:
Cost of goods sold	197,231	81,980	409,443	203,864
Cost of collaborations and royalties	2,923	3,925	4,705	16,689
Research and development	358,814	270,926	947,557	826,063
Selling, general and administrative	322,076	220,993	885,339	680,187
Total operating costs and expenses	881,044	577,824	2,247,044	1,726,803
Income (loss) from operations	367,982	(76,905)	369,860	(71,726)
Other (expense) income:
Interest expense	(44,398)	(34,376)	(123,290)	(102,887)
Interest income	28,681	32,146	84,840	90,973
Loss related to convertible debt	(39,146)	—	(39,146)	—
Other expense, net	(74,150)	(29,528)	(130,249)	(99,777)
Total other expense, net	(129,013)	(31,758)	(207,845)	(111,691)
Income (loss) before income taxes	238,969	(108,663)	162,015	(183,417)
Benefit from (provision for) income taxes	12,115	(2,907)	(34,687)	(10,977)
Net income (loss)	$251,084	$(111,570)	$127,328	$(194,394)

Net income (loss) per common share — basic	$1.91	$(0.87)	$0.98	$(1.53)
Net income (loss) per common share — diluted	$1.84	$(0.87)	$0.95	$(1.53)

Weighted-average common shares — basic	131,447	128,590	130,590	127,159
Weighted-average common shares — diluted	137,348	128,590	134,146	127,159

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2025	September 30, 2024
Reconciliation of GAAP to Non-GAAP Research and development expenses:
GAAP Research and development expenses	$358,814	$270,926
Less: Stock-based compensation expenses	(48,725)	(19,794)
Non-GAAP Research and development expenses	$310,089	$251,132

Reconciliation of GAAP to Non-GAAP Selling, general and administrative expenses:
GAAP Selling, general and administrative expenses	$322,076	$220,993
Less: Stock-based compensation expenses	(59,486)	(26,010)
Non-GAAP Selling, general and administrative expenses	$262,590	$194,983

Reconciliation of GAAP to Non-GAAP Income (loss) from operations:
GAAP Income (loss) from operations	$367,982	$(76,905)
Add: Stock-based compensation expenses	108,211	45,804
Non-GAAP Operating income (loss)	$476,193	$(31,101)

Reconciliation of GAAP to Non-GAAP Net income (loss):
GAAP Net income (loss)	$251,084	$(111,570)
Add: Stock-based compensation expenses	108,211	45,804
Add: Realized and unrealized loss on marketable equity securities	—	1,567
Add: Loss related to convertible debt	39,146	—
Less: Income tax effect of GAAP to non-GAAP reconciling items	(2,261)	—
Non-GAAP Net income (loss)	$396,180	$(64,199)

Reconciliation of GAAP to Non-GAAP Net income (loss) per common share - basic:
GAAP Net income (loss) per common share — basic	$1.91	$(0.87)
Add: Stock-based compensation expenses	0.82	0.36
Add: Realized and unrealized loss on marketable equity securities	—	0.01
Add: Loss related to convertible debt	0.30	—
Less: Income tax effect of GAAP to non-GAAP reconciling items	(0.02)	—
Non-GAAP Net income (loss) per common share — basic	$3.01	$(0.50)

Reconciliation of GAAP to Non-GAAP Net income (loss) per common share - diluted:
GAAP Net income (loss) per common share - diluted	$1.84	$(0.87)
Add: Stock-based compensation expenses	0.79	0.36
Add: Realized and unrealized loss on marketable equity securities	—	0.01
Add: Loss related to convertible debt	0.29	—
Less: Income tax effect of GAAP to non-GAAP reconciling items	(0.02)	—
Non-GAAP Net income (loss) per common share - diluted*	$2.90	$(0.50)
*Non-GAAP Net income per common share - diluted is calculated by dividing the non-GAAP net income by the weighted-average number of common shares and dilutive potential common share equivalents outstanding during the period. The dilutive weighted-average common shares outstanding for the three months ended September 30, 2025 would be 137,348 thousand shares.

Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP
PRODUCT REVENUE GROWTH AT CONSTANT CURRENCY
(Unaudited)

September 30, 2025
Three Months Ended
AMVUTTRA net product revenue growth, as reported	165%
Add: Impact of foreign currency translation	(3)
AMVUTTRA net product revenue growth at constant currency	162%

ONPATTRO net product revenue growth, as reported	(22)%
Add: Impact of foreign currency translation	(3)
ONPATTRO net product revenue growth at constant currency	(25)%

Total TTR net product revenue growth, as reported	135%
Add: Impact of foreign currency translation	(4)
Total TTR net product revenue growth at constant currency	131%

GIVLAARI net product revenue growth, as reported	4%
Add: Impact of foreign currency translation	(2)
GIVLAARI net product revenue growth at constant currency	2%

OXLUMO net product revenue growth, as reported	31%
Add: Impact of foreign currency translation	(4)
OXLUMO net product revenue growth at constant currency	27%

Total Rare net product revenue growth, as reported	14%
Add: Impact of foreign currency translation	(3)
Total Rare net product revenue growth at constant currency	11%

Total net product revenue growth, as reported	103%
Add: Impact of foreign currency translation	(4)
Total net product revenue growth at constant currency	99%

Total revenue growth, as reported	149%
Add: Impact of foreign currency translation	(2)
Total revenue growth at constant currency	147%